Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 13, 2012 with respect to the financial statement of the Sprott Physical Platinum and Palladium Trust as at December 31, 2011, included in the Registration Statement (Form F-1) and related Prospectus of the Sprott Platinum and Palladium Trust (the “Trust”) dated January 13, 2012.

/s/ Ernst & Young LLP
Toronto, Canada
January 13, 2012	Chartered Accountants
Licensed Public Accountants